EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS THIRD-QUARTER 2005 RESULTS

• North America achieves strong revenue growth with net pricing growth of 4 percent and volume growth of 1 percent.

• Third quarter EPS totaled 40 cents, including expense items of 7 cents.

• 2005 cash flow from operations less capital spending expected to total approximately $700 million.

ATLANTA--Oct. 27, 2005--Coca-Cola Enterprises (NYSE: CCE) today reported third-quarter 2005 net income of $192 million, or 40 cents per diluted share. Net income for the first nine months totaled $571 million, or $1.20 per diluted share. Results for the third quarter include expense items totaling 7 cents per share primarily related to restructuring costs in North America and asset write-offs associated with property damage from Hurricane Katrina.

                                                             First
                                             Third Quarter Nine Months
                                             ------------- -----------
                                              2005  2004   2005  2004
                                             ------ ------ ----- -----

Reported Earnings per Diluted Common Share   $0.40 $0.44  $1.20 $1.09
    Asset Write-offs (Hurricane Katrina)(a)   0.03    --   0.03    --
    Restructuring Charges                     0.04    --   0.05    --
    HFCS Litigation Settlement Proceeds         --    --  (0.06)   --
    Net Favorable Tax Items                     --    --  (0.08)   --
    Gain on Asset Sale                          --    --  (0.01)   --
    Loss on Equity Securities                   --    --   0.01    --
    Impact of New Concentrate Pricing           --    --     --  0.05
                                             ------ ----- ------ -----

Earnings per Diluted Common Share,
    Excluding Certain Items(b)               $0.47 $0.44  $1.14 $1.14
                                             ====== ===== ====== =====

(a) Includes asset write-offs totaling $21 million (pre-tax) and certain facility disruption and relief effort expenses.

(b) This non-GAAP financial information is provided to assist investors in evaluating CCE's ongoing operating performance and business trends.

    Management uses this information to review results excluding items that are not necessarily indicative of CCE's ongoing results.

Reported operating income totaled $423 million for the third quarter, and $1.2 billion for the first nine months. Comparable operating income increased 5 percent for the third quarter, excluding restructuring costs and hurricane-related asset write-offs. A reconciliation of reported versus comparable operating income is shown on page 10 of this release.

"We attained solid results in North America despite the effects of Hurricane Katrina late in the quarter, which included higher costs and lost sales in a key Coca-Cola heartland territory," Mr. Kline said. "These factors are reflected in our bottom-line results and are not part of the charge this quarter for damage to our property and equipment in the New Orleans area.

"The sales disruption and higher costs that have resulted from recent hurricanes will continue to have a financial impact in the fourth quarter. We now expect full-year comparable 2005 EPS in a range of $1.27 to $1.30, excluding the items outlined in this release," Mr. Kline said. Details of the items affecting comparable and reported EPS are contained on page 10 of this release.

Bottle and can physical case volume increased 1/2 percent for the third quarter and first nine months. Third quarter and year-to-date volume in North America was up 1 percent. Third quarter immediate consumption sales were up 4 percent in North America driven by strong sales of Dasani flavored waters, Powerade, and Full Throttle and Rockstar energy drinks. European volume was down 2 percent in the quarter and declined 1 1/2 percent in the first nine months.

Consolidated net pricing per case increased 3 1/2 percent in the third quarter, with growth of 2 percent for the first nine months. North American net pricing per case increased 4 percent for the quarter and 2 1/2 percent for the first nine months. Net pricing per case in Europe increased 2 1/2 percent in the third quarter and 1 percent for the first nine months.

Consolidated cost of sales per case increased 3 1/2 percent for both the third quarter and first nine months. All net pricing and cost of sales per case comparisons exclude the effects of currency translations. The attached key operating information schedule provides a reconciliation of the reported and comparable operating statistics used in this release.

"Our third quarter results reflect strong pricing improvement in North America, which we achieved primarily with rate increases and some additional mix benefit from strengthened growth in our immediate consumption business," said John R. Alm, president and chief executive officer. "Our results also include early September price increases, which will provide continued net pricing improvement for the balance of 2005 and enable a strong start to 2006.

"We also successfully completed the reorganization of our North American business into six U.S. business units and Canada. This new structure will now begin to create ongoing benefits through a stronger field level focus on the marketplace and our customers and through cost savings resulting from improved operating and administrative efficiency," Mr. Alm said.

"In Europe, we experienced a decline in volume as CSD category trends remained soft despite several initiatives to stimulate consumer demand and reinvigorate growth, including improved consumer messaging and significant package and product innovation," Mr. Alm said. "While results have been significantly below historical trends, we continue to see long-term growth opportunities by continuing to expand our portfolio with more zero calorie products, increasing our presence in high growth, profitable categories such as sports and energy drinks, and through acquisitions that will expand our non-carbonated beverage portfolio."

North American Restructuring Charge

Third quarter reported results include approximately $24 million primarily related to the reorganization of CCE's North American business. Restructuring charges for the first nine months totaled approximately $32 million. The total charge is expected to be in a range of $85 million to $100 million, with the majority of this expense reflected in 2005.

Repatriation of Foreign Earnings

CCE will repatriate approximately $500 million of foreign earnings in the fourth quarter of 2005 based on the American Jobs Creation Act of 2004 with an associated tax charge of approximately $30 million. CCE continues to evaluate the repatriation of additional amounts with the potential for a maximum total repatriation of up to $2.0 billion. If the maximum amount is repatriated, the total tax charge would be approximately $160 million and CCE would likely incur additional expense to restructure its debt portfolio to accommodate the repayment of debt in the United States.

Full-Year 2005 Outlook

CCE expects to achieve earnings per diluted share in a range of $1.27 to $1.30, excluding the items outlined in the attached key financial information schedule on page 10. This guidance includes the business impact of recent hurricanes, including higher PET packaging costs, higher fuel prices and related business disruption. CCE continues to expect cash flow from operations less capital spending to total approximately $700 million. Capital spending is expected to total approximately $950 million in 2005.

Conference Call

CCE will webcast its third quarter conference call with analysts and investors live over the Internet today at 10 a.m. ET. The call can be accessed through our web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management's current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 33 and 34 of our 2004 Annual Report and on pages 32 through 34 of the Company's Second-Quarter 2005 Form 10-Q.

                      COCA-COLA ENTERPRISES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                   Third Quarter
                                             -------------------------
                                              2005 (a)   2004   Change
                                             --------- -------- ------
Net Operating Revenues                       $  4,895 $  4,670     5%
Cost of Sales                                   2,922    2,761     6%
                                              -------- --------
Gross Profit                                    1,973    1,909     3%
Selling, Delivery, and
     Administrative Expenses                    1,550    1,460     6%
                                              -------- --------
Operating Income                                  423      449    (6)%
Interest Expense, Net                             156      152
Other Nonoperating (Expense) Income, Net           (1)       2
                                              -------- --------
Income Before Income Taxes                        266      299
Income Tax Expense                                 74       92
                                              -------- --------
Net Income                                   $    192 $    207
                                              ======== ========
Basic Weighted Average Common Shares
 Outstanding                                      472      469
                                              ======== ========
Basic Net Income Per Share (b)               $   0.41 $   0.44
                                              ======== ========
Diluted Weighted Average Common Shares
 Outstanding                                      476      474
                                              ======== ========
Diluted Net Income Per Share (b)             $   0.40 $   0.44
                                              ======== ========

(a) 2005 results include expense items totaling 7 cents per diluted share.

(b) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited; In Millions, Except Per Share Data)

                                                    Nine Months
                                             -------------------------
                                              2005 (a) 2004 (b) Change
                                             --------- -------- ------
Net Operating Revenues                       $ 14,219 $ 13,754     3%
Cost of Sales                                   8,458    8,105     4%
                                              -------- --------
Gross Profit                                    5,761    5,649     2%
Selling, Delivery, and
     Administrative Expenses                    4,536    4,445     2%
                                              -------- --------
Operating Income                                1,225    1,204     2%
Interest Expense, Net                             470      465
Other Nonoperating (Expense) Income, Net          (10)       3
                                              -------- --------
Income Before Income Taxes                        745      742
Income Tax Expense                                174      228
                                              -------- --------
Net Income                                   $    571 $    514
                                              ======== ========
Basic Weighted Average Common Shares
 Outstanding                                      471      464
                                              ======== ========
Basic Net Income Per Share (c)               $   1.21 $   1.11
                                              ======== ========
Diluted Weighted Average Common Shares
 Outstanding                                      475      472
                                              ======== ========
Diluted Net Income Per Share (c)             $   1.20 $   1.09
                                              ======== ========

(a) 2005 results include net favorable items totaling 6 cents per diluted share.

(b) 2004 results include non-cash expense of 5 cents per diluted share related to a change in concentrate pricing.

(c) Per share data calculated prior to rounding to millions.

                      COCA-COLA ENTERPRISES INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                       (Unaudited; In Millions)

                                            September 30, December 31,
                                                2005          2004
                                            ------------- ------------
ASSETS
Current:
     Cash and cash equivalents               $      310   $     155
     Trade accounts receivable, net               1,905       1,877
     Inventories                                    879         763
     Current deferred income tax assets             209         196
     Prepaid expenses and other current
      assets                                        398         373
                                              ----------   ---------
          Total Current Assets                    3,701       3,364
Property, plant, and equipment, net               6,510       6,913
Goodwill                                            578         578
Franchise license intangible assets, net         14,045      14,517
Customer distribution rights and other
noncurrent assets, net                            1,050       1,082
                                              ----------   ---------
                                             $   25,884   $  26,454
                                              ==========   =========
LIABILITIES AND SHAREOWNERS' EQUITY
Current:
     Accounts payable and accrued expenses   $    2,544   $   2,701
     Amounts payable to
      The Coca-Cola Company, net                    178          91
     Deferred cash receipts from
      The Coca-Cola Company                          71          45
     Current portion of debt                        899         607
                                              ----------   ---------
          Total Current Liabilities               3,692       3,444
Debt, less current portion                        9,646      10,523

Retirement and insurance programs and
 other long-term obligations                      1,328       1,406

Deferred cash receipts from
 The Coca-Cola Company, less current                272         331
Long-term deferred income tax liabilities         5,169       5,338
Long-term amounts payable to
 The Coca-Cola Company, net                          44          34
Shareowners' equity                               5,733       5,378
                                              ----------   ---------
                                             $   25,884   $  26,454
                                              ==========   =========

                      COCA-COLA ENTERPRISES INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, In Millions)

                                                 Nine Months Ended
                                             -------------------------
                                             September 30, October 1,
                                                 2005        2004
                                             ------------  ----------
Cash Flows From Operating Activities
------------------------------------
Net income                                  $       571   $     514

Adjustments to reconcile net income to net
 cash derived from operating activities:
Depreciation and amortization                       777         784
Net change in customer distribution rights           16          12
Stock-based compensation expense                     19          19
Deferred funding income from
 The Coca-Cola Company                              (33)        (45)
Deferred income tax expense                          79         155
Pension expense less than retirement plan
 contributions                                     (104)       (132)
Net changes in assets and liabilities              (156)       (120)
   Other changes, net                               (24)       (100)
                                               ---------   ---------
Net cash derived from operating activities        1,145       1,087
                                               ---------   ---------

Cash Flows From Investing Activities
------------------------------------
Capital asset investments                          (566)       (618)
Other investing activities                           48          11
                                               ---------   ---------
Net cash used in investing activities              (518)       (607)
                                               ---------   ---------

Cash Flows From Financing Activities
------------------------------------
Increase in commercial paper, net                    51         515
Issuances of debt                                   299         197
Payments of debt                                   (780)     (1,262)
Dividend payments on common stock                   (57)        (56)
Exercise of employee stock options                   34         177
                                               ---------   ---------
Net cash used in financing activities              (453)       (429)
                                               ---------   ---------

Net effect of exchange rate changes on cash
 and cash equivalents                               (19)          -
                                               ---------   ---------

Net Increase In Cash and Cash Equivalents           155          51
Cash and Cash Equivalents at Beginning of
 Period                                             155          80
                                               ---------   ---------
Cash and Cash Equivalents at End of Period    $     310   $     131
                                               =========   =========

                      Coca-Cola Enterprises Inc.
                      Key Financial Information
           (Unaudited; In Millions, Except Per Share Data)

                                                        First Nine
                                      Third Quarter        Months
                                    ------------------ ---------------
                                      3Q05     3Q04      2005    2004
                                    --------- -------- ------- -------
Operating Income Reconciliation
-------------------------------

Reported Operating Income            $   423  $   449 $ 1,225 $ 1,204
Hurricane Katrina Write-offs(a)           24        -      24       -
Restructuring Charges                     24        -      32       -
HFCS Litigation Settlement Proceeds        -        -     (48)      -
Gain on Sale of Asset                      -        -      (7)      -
Impact of New Concentrate Pricing          -        -       -      41
                                      -------  ------- ------- -------
Comparable Operating Income(b)       $   471  $   449 $ 1,226 $ 1,245
                                      =======  ======= ======= =======

Net Income Reconciliation
-------------------------

Reported Net Income                  $   192  $   207 $   571 $   514
Hurricane Katrina Write-offs(a)           15        -      15       -
Restructuring Charges                     15        -      20       -
HFCS Litigation Settlement Proceeds        -        -     (30)      -
Net Favorable Tax Items                    -        -     (35)      -
Gain on Asset Sale                         -        -      (4)      -
Loss on Equity Securities                  -        -       4       -
Impact of New Concentrate Pricing          -        -       -      26
                                      -------  ------- ------- -------
Comparable Net Income(b)             $   222  $   207 $   541 $   540
                                      =======  ======= ======= =======

Diluted Earnings Per Share Reconciliation
-----------------------------------------

Reported Net Income Per Diluted
 Common Share                        $  0.40  $  0.44 $  1.20 $  1.09
Hurricane Katrina Write-offs(a)         0.03        -    0.03       -
Restructuring Charges                   0.04        -    0.05       -
HFCS Litigation Settlement Proceeds        -        -   (0.06)      -
Net Favorable Tax Items                    -        -   (0.08)      -
Gain on Asset Sale                         -        -   (0.01)      -
Loss on Equity Securities                  -        -    0.01       -
Impact of New Concentrate Pricing          -        -       -    0.05
                                      -------  ------- ------- -------
Comparable Net Income Per Diluted
 Common Share(b)                     $  0.47  $  0.44 $  1.14 $  1.14
                                      =======  ======= ======= =======

Items Impacting Diluted              Full Year
Earnings Per Share                    2005
----------------------              ---------

Hurricane Katrina Asset
 Write-offs (a)                      $  0.03
Restructuring Charges
 (estimate)                     0.11 to 0.13
HFCS Litigation Settlement
 Proceeds                              (0.06)
Net Favorable Tax Items                (0.08)
Gain on Asset Sale                     (0.01)
Loss on Equity Securities               0.01
Repatriation of Foreign
 Earnings (estimate)            0.06 to 0.34
                               ---------------
Total Items Impacting Diluted
 Earnings Per Share (b) (e)  $  0.06 to 0.36
                             ================

                                      First Nine Months
                                      -----------------
                                        2005     2004
                                      -------  --------
Free Cash Flow(c)
-----------------
Net Cash Derived From Operating
 Activities                          $ 1,145  $ 1,087
Less: Capital Asset Investments          566      618
                                      -------  -------
Free Cash Flow                       $   579  $   469
                                      =======  =======

                                  Full-Year 2005
                                    Forecast
                                    ---------
Net Cash Derived From Operating
 Activities                          $ 1,650
Less: Capital Asset Investments          950
                                      -------
Free Cash Flow                       $   700
                                      =======

                                    Sept. 30,  Dec. 31,
                                      2005      2004
                                    --------   --------
Net Debt(d)
-----------
Current Portion of Debt              $   899  $   607
Debt, Less Current Portion             9,646   10,523
Less: Cash and Cash Equivalents          310      155
                                      -------  -------
Net Debt                             $10,235  $10,975
                                      =======  =======

(a) Includes asset write-offs totaling $21 million (pretax) and certain facility disruption and relief effort expenses.

(b) These non-GAAP measures are provided to assist investors in evaluating CCE's operating performance and business trends.
    Management uses this information to review results excluding items that are not necessarily indicative of CCE's ongoing results.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase and acquisition
    opportunities.

(d) The non-GAAP measure "Net Debt" is provided to assist management and investors in evaluating our capital structure and financial leverage.

(e) These items do not include any expense associated with the potential restructuring of CCE's U.S. debt portfolio that may result from the repatriation of foreign earnings.

                      COCA-COLA ENTERPRISES INC.
                       KEY OPERATING INFORMATION

              --------------------------------------------------------
              Third-Quarter 2005 Change  First Nine Months 2005 Change
              -------------------------- -----------------------------
                           North                        North
              Consolidated America Europe  Consolidated America Europe
              ------------ ------- ------  ------------ ------- ------
Net Revenues
 Per Case
---------
Change in Net
 Revenues per
 Case               4.5%   6.0%   1.5%       4.0%   3.5%   5.0%
   Impact of
    Belgium
    Excise Tax
    Change          0.0%   0.0%   0.5%       0.0%   0.0%  (0.5)%
   Impact of
    Customer
    Marketing
    and Other
   Promotional
    Adjustments     0.5%   0.5%   0.5%       0.0%   0.5%   0.0%
   Impact of
    Excluding Post
    Mix Sales,
    Agency Sales
    and Other
    Revenue        (1.0)%  (1.5)%  (1.0)%      (1.0)%  (1.0)%  (1.0)%
                  ------- ------- -------     ------- ------- -------
Bottle and Can
 Net Pricing Per
 Case(a)            4.0%   5.0%   1.5%       3.0%   3.0%   3.5%
   Impact of
    Currency
    Exchange
    Rate Changes   (0.5)%  (1.0)%   1.0%      (1.0)%  (0.5)%  (2.5)%
                  ------- ------- -------     ------- ------- -------
Currency-Neutral
 Bottle and Can
   Net Pricing
    per Case(c)     3.5%   4.0%   2.5%       2.0%   2.5%   1.0%

Cost of Sales
 Per Case
---------
Change in Cost
 of Sales per
 Case               5.5%   7.5%   1.5%       5.0%   4.5%   5.5%
   Impact of
    Belgium
    Excise Tax
    Change          0.0%   0.0%   0.5%       0.0%   0.0%  (0.5)%
   Impact of New
    Concentrate
    Pricing
    Structure in
    2004            0.0%   0.0%   0.0%       0.5%   0.5%   0.0%
   Impact of
    HFCS
    Litigation
    Settlement
    Proceeds in
    2005            0.0%   0.0%   0.0%       0.5%   1.0%   0.0%
   Impact of
    Excluding
    Bottle and
    Can Marketing
    Credits
    and Jumpstart
    Funding         0.0%   0.0%   0.0%       0.5%   0.5%   0.5%
   Impact of
    Excluding Post
    Mix Sales,
    Agency Sales and
    Other Revenue  (2.0)%  (2.0)%  (1.5)%      (1.5)%  (1.5)%  (1.5)%
                  ------- ------- -------     ------- ------- -------
Bottle and Can
 Cost of Sales
 Per Case(b)        3.5%   5.5%   0.5%       5.0%   5.0%   4.0%
   Impact of
    Currency
    Exchange
    Rate Changes    0.0%  (0.5)%   1.0%      (1.5)%  (0.5)%  (2.5)%
                  ------- ------- -------     ------- ------- -------
Currency-Neutral
 Bottle and Can
   Cost of Sales
    per Case(c)     3.5%   5.0%   1.5%       3.5%   4.5%   1.5%

Bottle and Can
 Physical Case Volume
---------------------
Change in Volume    0.5%   1.0%  (2.0)%      (0.5)%   0.0%  (2.0)%
   Impact of
    Selling Day
    Shift           0.0%   0.0%   0.0%       1.0%   1.0%   0.5%
                  ------- ------- -------     ------- ------- -------
Comparable
 Bottle and Can
 Volume(d)          0.5%   1.0%  (2.0)%       0.5%   1.0%  (1.5)%

Fountain Gallon
 Volume
-------
Change in Volume   (1.5)%  (1.5)%  (1.0)%      (3.0)%  (4.0)%   3.0%
   Impact of
    Selling Day
    Shift           0.0%   0.0%   0.0%       1.0%   1.0%   1.0%
                  ------- ------- -------     ------- ------- -------
Comparable
 Fountain Gallon
 Volume(d)         (1.5)%  (1.5)%  (1.0)%      (2.0)%  (3.0)%   4.0%

(a) The non-GAAP financial measure "Bottle and Can Net Pricing per
    Case" is provided to allow investors to more clearly evaluate bottle and can pricing trends in marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. CCE's bottle and can sales accounted for
    approximately 90 percent of our net revenue in both the third quarter and first nine months of 2005.

(b) The non-GAAP financial measure "Bottle and Can Cost of Sales per
    Case" is provided to allow investors to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an
    understanding of the change in bottle and can ingredient and packaging costs.

(c) The non-GAAP financial measures "Currency-Neutral Bottle and Can
    Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
    Sales per Case" are provided to allow investors to separate the impact of currency exchange rate changes on our operations.

(d) Comparable volume excludes the impact of changes in the number of selling days between periods. The measure allows investors to analyze the performance of CCE's business on a constant period basis. There were two fewer selling days in the first nine months of 2005 as compared to in the first nine months of 2004.

                         Coca-Cola Enterprises
                             2005 Guidance
                    (Excluding Nonrecurring Items)

                                               Projection
----------------------------------------------------------------------
           Volume Growth                   Approx. Flat to 1%
                North America                  Approx. 1%
                Europe                    Approx. (1)% to (2)%
----------------------------------------------------------------------
      Pricing Per Case Growth
 (currency neutral, including mix
              benefit)                         Approx. 2%
                North America                  Approx. 3%
                Europe                      Approx. 1% to 2%
----------------------------------------------------------------------
   Cost of Goods Per Case Growth
 (currency neutral, including mix
              impact)                          Approx. 4%
----------------------------------------------------------------------
    Operating Expense $ Growth              Approx. 1% to 2%
----------------------------------------------------------------------
      Operating Income Growth              Approx. Flat to 1%
----------------------------------------------------------------------
       Capital Expenditures               Approx. $950 million
----------------------------------------------------------------------
         Interest Expense             Approx. $625 to $630 million
----------------------------------------------------------------------
        Effective Tax Rate                 Approx. 28% to 29%
----------------------------------------------------------------------
   2005 Diluted EPS (Comparable)             $1.27 to $1.30
----------------------------------------------------------------------
       Diluted Common Shares               Approx. 475 million
----------------------------------------------------------------------

 Notes:

 •Volume growth guidance is based on comparable selling days.

 • 2005 will include two less selling days in the first quarter and full year.

 • All cost of goods and operating income growth guidance exclude the 2004 impact of the concentrate price transition.